Exhibit 99.1

Cartesian Reorganizes Senior Management for Next Stage of Development

Peter Woodward Appointed President, CEO and Interim CFO; Robert Currey Appointed Chairman of the Board

OVERLAND PARK, Kan. – June 9, 2015 – Cartesian™ (NASDAQ: CRTN), a leading provider of consulting services and managed solutions to the communications, technology and digital media industries, has reorganized its senior management as the company enters its next stage of development.

Peter Woodward, the departing chairman of the board, was appointed president, CEO and interim CFO, succeeding Donald Klumb, who will continue to serve on the board of directors and as an independent consultant under a consulting agreement with a term of up to one year. Meanwhile, the board is conducting a search for a new CFO.

After serving as the company’s chairman since 2012, Woodward stepped down from this position to assume his new roles, but will remain on the board as a director. Robert Currey, a company director since 2003, was appointed chairman.

“We would like to thank Don for the valuable contributions he has made to Cartesian while serving in various executive capacities over the course of the last 16 years, and particularly as our CEO for the last three years,” said Currey.

“Peter brings the right talent, experience and leadership to the role of president and CEO, and will serve well as our interim CFO as we evaluate candidates for this position,” continued Currey. “His well-established understanding of our business and the broader capital markets will help advance our objectives of delivering profitable top line growth and building shareholder value.”

Klumb commented: “Over the last few years, Cartesian has transformed dramatically by expanding our offerings and client base, and now it is time for another seasoned member of our team to lead the company to the next level of success. As a board member and shareholder, I remain deeply committed to Cartesian, and will work to ensure a smooth transition for Peter. I’m proud of the high-quality people who make up the Cartesian team, the work we provide customers and the value we have built for shareholders.”

Woodward added: “Let me echo the thanks to Don for his efforts as CEO. As I assume this new role, I believe this is an opportune time for Cartesian to conduct a comprehensive review of its operations, business strategy, cost structure and uses of capital to ensure we are maximizing our efforts and resources toward building greater shareholder value. We look forward to reporting on our progress with our second quarter results in August.”

Woodward has more than 15 years of experience as an investor, board member and advisor to middle market companies. He is president of MHW Capital Management and serves as chairman of the board for both Precision Optics Corporation and Total Site Solutions. He holds a Bachelor of Arts in Economics from Colgate University and a Master’s Degree in International Economics from Columbia University.

Currey also currently serves as chairman of Consolidated Communications. He has more than 30 years of telecommunications and cable industry experience, including holding senior management positions at 21st Century Telecom Group, McLeodUSA and RCN Corporation.

About Cartesian, Inc.
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides consulting in strategy, execution and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York and Washington. For more information, visit www.cartesian.com.

Cautionary Statement Regarding Forward-Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company's future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include the risks described in its periodic reports filed with the SEC, including, but not limited to, "Cautionary Statement Regarding Forward Looking Information" under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC's web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Contact Information:

Matt Glover
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

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